SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    Date of Report (Date of Event Reported):
                                September 6, 2002

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                                 TELIGENT, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)



               000-23387                              54-1866562
        ----------------------              -------------------------------
       (Commission File Number)            (IRS Employer Identification No.)



                               460 Herndon Parkway
                                    Suite 100
                             Herndon, Virginia 20170
                    (Address of Principal Executive Offices)
                                   (Zip Code)


        Registrant's telephone number, including area code (703) 326-4400


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Item 5.  Other Events

On September 6, 2002, the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") entered an order confirming Teligent, Inc.'s (the "Company") Plan of Reorganization (the "Plan"), subject to certain conditions precedent to its effectiveness. On September 12, 2002, the Company satisfied these conditions and declared the Plan effective. A copy of the Plan, as confirmed, is filed as Exhibit 99.1 attached hereto.

The Company has determined that following the effectiveness of the Plan there are fewer than 300 holders of record, as defined pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"), of the Company's Class A common stock. As a result, after the filing of this report the Company intends to promptly file a Form 15 with the SEC to terminate, effective immediately upon such filing, the registration of its Class A common stock under
Section 12(g) of the Securities Exchange Act of 1934, as amended.

The foregoing summary does not purport to be complete and is qualified in its entirely by reference to the Plan, which is incorporated by reference and the Chapter 11 petition, motions and related pleadings and papers on file with the Bankruptcy Court.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

99.1     Plan of Reorganization



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                TELIGENT, INC.


Dated:   September 16, 2002                     By: /s/ James V. Continenza
                                                    ------------------------
                                                Name: James V. Continenza
                                                Title: Chief Executive Officer
                                                       and President


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                                  EXHIBIT INDEX

Exhibit Number          Description
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99.1                    Plan of Reorganization